UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 11, 2021

HALLMARK FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375
(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.18 par value	HALL	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2021, Naveen Anand submitted his resignation as President and Chief Executive Officer of Hallmark Financial Services, Inc. (the “Company”), as well as all other positions with any of the subsidiaries of the Company, effective February 26, 2021. Mr. Anand cited family and personal reasons for his resignation.

On January 14, 2021, the Board of Directors of the Company appointed the current Executive Chairman, Mark E. Schwarz, to the additional positions of President and Chief Executive Officer of the Company, effective February 27, 2021. Mr. Schwarz, age 60, was elected Executive Chairman of the Company in August, 2006. He previously served as Chief Executive Officer of the Company from January, 2003 until August, 2006, and as President from November, 2003 through March, 2006. Since 1993, Mr. Schwarz has indirectly controlled Newcastle Partners, L.P. (“Newcastle Fund”), a private investment firm. Mr. Schwarz presently serves as Chairman of the boards of directors of Rave Restaurant Group, Inc., an operator and franchisor of pizza restaurants; and Wilhelmina International, Inc., a model management and talent representation company. Within the past five years, Mr. Schwarz has served as a director of SL Industries, Inc., a developer of power systems used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications. He also serves as a director of various privately held companies.

Mr. Schwarz is the sole trustee of the Schwarz 2012 Family Trust (“Schwarz Trust”), which entity is the sole shareholder of NCM Services, Inc. (“NCMS”), which entity is the sole member of Newcastle Capital Group, L.L.C. (“NCG”), which entity is the sole general partner of Newcastle Capital Management, L.P. (“NCM”), which entity is the sole general partner of Newcastle Fund. As a result of these relationships, Mr. Schwarz has sole investment and voting control over the shares of common stock of the Company beneficially owned by NCMS, NCM and the Newcastle Fund, which are collectively the largest shareholders of the Company.

Mr. Schwarz has no written employment agreement with the Company and is an at-will employee. Presently, Mr. Schwarz will maintain his current salary of $195,000 per year. He is eligible to receive discretionary annual bonuses and participate in the Company’s 2015 Long Term Incentive Plan along with other managerial employees of the Company. Mr. Schwarz has no family relationship with any director or other executive officer of the Company. There are no transactions in which Mr. Schwarz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: January 15, 2021	By:	/s/ CHRISTOPHER J. KENNEY
Christopher J. Kenney, Chief Accounting Officer